UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 28, 2009

Cabot Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-5667	04-2271897
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Two Seaport Lane, Suite 1300, Boston, Massachusetts		02210-2019
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	617-345-0100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05 Costs Associated with Exit or Disposal Activities.

On January 28, 2009, in response to a significant reduction in global demand, Cabot Corporation committed to a restructuring of its operations. Over the course of 2009, Cabot plans to: (i) close its manufacturing operations located in Berre, France, in Stanlow and Dukinfield, U.K., and its tantalum powder operations in Boyertown, Pennsylvania; (ii) close its regional office in Kuala Lumpur, Malaysia; (iii) mothball assets at its manufacturing operations in Merak, Indonesia and Sarnia, Ontario; and (iv) implement short worktime at its manufacturing operations in Rheinfelden, Germany. These actions allow Cabot to respond to the current market conditions, while building a more efficient and lower cost manufacturing network.

The Company expects this restructuring will result in a pre-tax charge to earnings of approximately $150 million, with approximately $105 million of this amount expected to be recorded during fiscal year 2009. Estimates of the total amount the Company expects to incur for each major type of cost associated with the restructuring plan are: (i) severance and employee benefits of $70 million for approximately 500 employees, (ii) accelerated depreciation and impairment of facility assets of $50 million, (iii) demolition and site clearing costs of $20 million, and (iv) contract termination costs of $10 million. The total after-tax charge is estimated to be $130 million.

Net cash outlays related to these actions are expected to be $80 million, approximately $30 million of which is expected to be paid during fiscal 2009.

The statements made in this Form 8-K regarding the amount and timing of the charge to earnings the Company expects to record, the estimates of the total costs expected for each major type of cost and the expected net cash outlays constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those expressed by these forward-looking statements as a result of various important factors, including: finalization of employee severance arrangements; finalization of the accounting impact of the closures; higher than expected demolition, site clearing, environmental remediation or asset retirement costs; the Company’s tax rate; the Company’s ability to successfully reduce operating costs by consolidating production in fewer plants; the Company’s ability to maintain customer volumes as it consolidates production; and other factors and risks discussed in the Company’s Annual Report on Form 10-K which is on file with the Securities and Exchange Commission. In addition, the forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cabot Corporation

January 29, 2009	By:	Patrick M. Prevost

Name: Patrick M. Prevost
Title: President and Chief Executive Officer